EXHIBIT 99

FOR IMMEDIATE RELEASE

Contact:

Judy Wawroski
Vice President
International Bancshares Corporation
(956) 722-7611 (Laredo)

INTERNATIONAL BANCSHARES CORPORATION ANNOUNCES

CASH DIVIDEND

LAREDO, TX,  September 18, 2008 - International Bancshares Corporation (“IBC”) today announced that the Board of Directors approved the declaration of a 33 cents per share cash dividend for shareholders of record as of the close of business on September 30, 2008, payable on October 15, 2008.  “This cash dividend was made possible because of the strong performance of IBC for 2008”, said Dennis E. Nixon, Chairman and President of IBC.

It is the inclination of the Board to continue to declare semiannual cash dividends.  However, any declaration of future cash dividends will depend upon IBC’s financial position, acquisition opportunities, and general business conditions at the time.

IBC (NASDAQ:IBOC - News) is a $11 billion multi-bank financial holding company headquartered in Laredo, Texas, with over 260 facilities and over 415 ATMs serving more than 101 communities in Texas and Oklahoma.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts contain forward-looking information with respect to plans, projections or future performance of IBC and its subsidiaries, the occurrence of which involve certain risks and uncertainties detailed in IBC’s filings with the Securities and Exchange Commission.

Copies of IBC’s SEC filings and Annual Report (as an exhibit to the 10-K) may be downloaded from the SEC filings site located at http://www.sec.gov/edgar.shtml or IBC’s website at http://www.ibc.com.